Exhibit 21

State/Jurisdiction
Name	of Incorporation
NYSE Group, Inc.[1]	Delaware
New York Stock Exchange LLC[2]	New York
Archipelago Holdings, Inc.[3]	Delaware
NYSE Amex LLC[4]	Delaware
NYSE Euronext (International) B.V.[1]	Netherlands
NYSE Euronext (Holding) N.V.[5]	Netherlands
Euronext N.V.[6]	Netherlands
Euronext Amsterdam N.V.[7]	Netherlands
Euronext France (Holding) S.A.S.[7]	France
Euronext IFSC BVBA[7]	Belgium
Euronext Paris S.A.[8]	France
Euronext Holdings UK Limited[9]	United Kingdom
NYSE Technologies, Inc.[10]	Delaware
Euronext Brussels N.V./S.A.[11]	Belgium
Euronext Lisbon — Sociedad Gestora de Regulamentados, S.A.[12]	Portugal
Wall and Broad Insurance Company[1]	Delaware
NYSE Liffe Holdings LLC[13]	Delaware
NYSE IP LLC[14]	Delaware
NYSE Liffe US LLC[15]	Delaware

[1]	Wholly owned subsidiary of NYSE Euronext.

[2]	Wholly owned subsidiary of NYSE Group, Inc. Operates the New York Stock Exchange; 6 wholly-owned subsidiaries operating in the United States have been omitted.

[3]	Wholly owned subisidiary of NYSE Group, Inc. Operates NYSE Arca; 8 wholly-owned subisidiaries operating in the United States have been omitted.

[4]	Wholly owned subsidiary of NYSE Group, Inc. Operates NYSE Amex; 9 wholly-owned subsidiaries operating in the United States have been omitted.

[5]	Wholly owned subsidiary of NYSE Euronext (International) B.V.

[6]	99.35% owned subsidiary of NYSE Euronext (Holding) N.V.; 0.62% owned by Euronext Paris S.A.; 0.03% owned by Euronext N.V.

[7]	Wholly owned subsidiary of Euronext N.V. Operates Euronext Amsterdam; 3 wholly-owned subsidiaries operating in foreign countries have been omitted.

[8]	Wholly owned subsidiary of Euronext France (Holding) S.A.S. Operates Euronext Paris; 2 wholly-owned subsidiaries operating in foreign countries have been omitted.

[9]	Wholly owned subsidiary of Euronext N.V. Operates NYSE Liffe; 22 wholly-owned subsidiaries operating outside the United States have been omitted; 3 wholly-owned subsidiaries operating in the United States have been omitted.

[10]	Wholly owned subsidiary of NYSE Group, Inc. Operates NYSE Technologies; 6 wholly-owned subsidiaries operating in the United States have been omitted; 10 wholly-owned subsidiaries operating in foreign countries have been omitted.

[11]	80% owned subsidiary of Euronext N.V.; 19% owned subsidiary of Euronext Paris S.A.; 1% owned subsidiary of Euronext Lisbon-Sociedade Gestora de Regulamentados, S.A.

[12]	Wholly owned subsidiary of Euronext N.V. Operates Euronext Lisbon; 1 wholly-owned subsidiary operating in a foreign country was omitted.

[13]	64% owned by NYSE Euronext.

[14]	Wholly owned subsidiary of NYSE Euronext. Owns certain of our intellectual property; 5 wholly-owned subsidiaries operating in foreign countries have been omitted.

NYSE Liffe Holdings LLC[1]	Delaware
New York Block Exchange LLC[16]	Delaware
SmartPool Limited[17]	United Kingdom
SmartPool Trading Limited[18]	United Kingdom
Euronext Real Estate N.V./S.A.[19]	Belgium
NYSE Technologies Holding S.A.S.[20]	France
Bluenext S.A.[21]	France
Secfinex Limited[22]	United Kingdom

[15]	Wholly owned subsidiary of NYSE Liffe Holdings LLC.

[16]	50% owned subsidiary of New York Stock Exchange LLC.

[17]	72.83% owned subsidiary of Euronext Holdings UK Limited.

[18]	Wholly owned subsidiary of SmartPool Limited.

[19]	99.84% owned subsidiary of Euronext Brussels N.V./S.A.; 0.16% owned by Euronext Paris S.A.

[20]	Wholly owned subsidiary of Euronext France (Holding) S.A.S.; operates NYSE Technologies in Europe; 6 wholly-owned subsidiaries operating in foreign countries have been omitted.

[21]	60% owned by Euronext Paris S.A.

[22]	59.52% owned by LIFFE (Holdings) plc.